THIRD QUARTER EARNINGS CALL October 28, 2014

* Safe Harbor Statements Management's statements regarding PG&E Corporation’s 2014 earnings per share; estimated amounts of future non-recoverable pipeline-related costs, capital expenditures, rate base, and equity issuances; and the assumptions and forecasts on which the statements are based, are forward-looking statements. These statements are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. These statements, and the underlying assumptions and forecasts, reflect management’s judgment and opinions. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Some of the factors that could cause actual results to differ materially include: the timing and outcomes of the pending CPUC investigations, the criminal prosecution, and other investigations relating to the Utility, including the ultimate amount of fines imposed, whether a monitor is appointed to oversee the Utility’s natural gas operations, and the ultimate amount of costs the Utility incurs that are not recoverable or are disallowed including the cost of required remedial actions; the timing and outcome of additional regulatory enforcement actions or criminal investigations that may be or have been commenced relating to the Utility’s natural gas operating practices or compliance with the CPUC’s rules regarding ex parte communications and whether such additional actions or investigations negatively affect the outcome of ratemaking proceedings, such as the 2015 GT&S rate case, or the pending CPUC investigations; whether PG&E Corporation and the Utility are able to repair the harm to their reputations caused by the continuing negative publicity about the San Bruno accident, the CPUC investigations, the criminal prosecution, the Utility’s self-reports of noncompliance with certain natural gas safety regulations and the CPUC rules regarding ex parte communications, and the ongoing work to remove encroachments from transmission pipeline rights-of-way; the outcome of future investigations, citations, or other enforcement proceedings, that may be commenced relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion or replacement of its electric and gas facilities; inspection and maintenance practices, customer billing and privacy, and physical and cyber security; and whether the current or potentially worsening state regulatory environment increases the likelihood of unfavorable outcomes; higher electricity procurement costs and whether the Utility is able to recover such higher costs in a timely way; the amount and timing of additional common stock issuances by PG&E Corporation; the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; changes in credit ratings that could result in increased borrowing costs especially if PG&E Corporation or the Utility were to lose its investment grade credit ratings; whether the ultimate outcome of the pending investigations and proceedings relating to the Utility’s natural gas operations affects the Utility’s ability to make distributions to PG&E Corporation, and, in turn, PG&E Corporation’s ability to pay dividends; the occurrence of events that cause unplanned outages, reduce generating output, disrupt service to customers, damage property owned by the Utility or third parties, subject the Utility to claims by third parties, or result in the imposition of civil, criminal, or regulatory penalties on the Utility; the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and the other factors disclosed in PG&E Corporation’s and the Utility’s joint 2013 Annual Report and Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2014. This presentation is not complete without the accompanying statements made by management during the webcast conference call held on October 28, 2014. This presentation, including Appendices, and the accompanying press release were attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on October 28, 2014 and, along with the replay of the conference call, is also available on PG&E Corporation’s website at www.pge-corp.com.

* Key Focus Areas Execute critical gas work Complete regulatory and legal proceedings as soon as possible Rigorous multi-year planning Drive continuous improvement Strengthen local presence Engage in public policy development Resolve gas issues Position company for success Partner effectively

* Gas Investigations – Presiding Officers’ Decisions issued Sept 2 General Rate Case – Final Decision issued August 14 Gas Transmission and Storage rate case – Testimony filed and public participation hearings complete; Order to Show Cause launched, ALJ reassigned and schedule suspended following PG&E notice of ex parte communications September 15 TO 16 – accepted at FERC September 30 PSEP Update – Proposed Decision affirming settlement October 16 Regulatory Update Operational and Regulatory Update Executing on Operations Napa Earthquake Response Restored electric power to more than 70,000 customers in 24 hours 6,000 customer gas calls; 2,500 courtesy gas safety checks In-depth leak surveys using vehicle-mounted detection systems Gas Safety Work in 2014 Tested, or validated through records, 147 miles of pipe Replaced or installed 20 miles of pipeline Installed 44 automated valves

* Q3 2014: Earnings Results Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Exhibit A in Appendix 2 for a reconciliation of Earnings per Share (“EPS”) from Operations to EPS on a GAAP basis.

* Q3 2014: Quarter over Quarter Comparison EPS from Operations Earnings per Share from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Exhibit A in Appendix 2 for a reconciliation of EPS from Operations to EPS on a GAAP basis.

# Assumptions for 2014

## Capital Expenditures
*($ millions)*

| | 2014 |
|---|---|
| Electric Distribution | 1,950 |
| Electric Transmission | 1,000 |
| Gas Transmission | 400 |
| Gas Distribution | 700 |
| Generation | 650 |
| **Separately Funded** | |
| PSEP* | 400 |
| **Total CapEx** | ~5.1 billion |

*Includes $400 M previously reserved for limits on PSEP authorized spend

## Authorized Rate Base (weighted average)
*($ billions)*

| | 2014 |
|---|---|
| Electric Distribution | 12.3 |
| Electric Transmission* | 4.6 |
| Gas Transmission | 1.8 |
| Gas Distribution | 3.7 |
| Generation | 5.2 |
| **Separately Funded** | |
| PSEP | 0.6 |
| **Total Rate Base** | ~28.2 |

*Electric Transmission rate base reflects full TO15 request

## Authorized Cost of Capital*

| | |
|---|---|
| **Return on Equity:** | 10.4% |
| **Equity Ratio:** | 52% |

*CPUC authorized

## Other Factors Affecting Earnings from Operations

- Under-earning on Gas Transmission & Storage
  - Gas expense
  - Gas capital
  - Gas storage revenues

+ Tax benefits – repairs method and forecast change
+ Monetizing shares in SolarCity
+ Gas transmission revenues
+ Incentive revenues

CWIP earnings: offset by below-the-line costs

Changes from prior quarter are noted in blue.

*See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

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* 2014 Earnings Per Share Guidance The guidance range for 2014 excludes potential future insurance recoveries and any fines or penalties resulting from the pending gas investigations or other enforcement matters. See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

* 2014 Natural Gas Matters Guidance range excludes potential future insurance recoveries and any fines or penalties resulting from the pending gas investigations or other enforcement matters. See Exhibit E in Appendix 2 for detailed 2014 Natural Gas Matters Item Impacting Comparability guidance. Changes from prior quarter are noted in blue. See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

* 2014 Equity Issuance 2014 $800M - 1,000M $800M - 900M 2013 EOY shares outstanding: 457M Does not reflect resolution of pending investigations or other enforcement matters Lower capital expenditures Lower unrecovered gas costs Depreciation rate change + Cash impact of delayed GRC resolution 2014 Changes from prior quarter are noted in blue. See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

* Looking Ahead: Capital Expenditures 2014-2016 ~$5.1B $5.4B - 5.6B $5.3B - 5.8B 2014 (1) 2015 2016 (1) 2014 capex includes ~$400 million that has already been reserved for PSEP capital that exceeds authorized amounts. The ranges reflect recent regulatory decisions, current or planned regulatory filings, and historic spending patterns. See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

# Looking Ahead: Rate Base Growth 2014-2016

2014-2016 Weighted Average Rate Base


CAGR: ~9%
$33.4B - 33.8B
$30.9B - 31.1B
~$28.2B
2014
2015
2016

The ranges reflect recent regulatory decisions, current or planned regulatory filings, and historic spending patterns.

*See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

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* Appendix 1 – Regulatory and Guidance Matters Updates to Appendix 1 Since the Previous Quarter slide 14 Rate Cases 2014 CPUC General Rate Case slide 15 2015 CPUC Gas Transmission and Storage Rate Case slide 16 FERC Transmission Owner Rate Cases slide 17 Natural Gas Matters Gas Regulatory Proceedings Schedule slide 18 Gas Pipeline Safety Costs slide 19 Presiding Officers’ Penalty Decisions: Estimated Total Shareholder Impact slide 20 Incremental Equity Factors slide 21

* Updates to Appendix 1 Since the Previous Quarter Slide 15 2014 CPUC General Rate Case Slide 16 2015 CPUC Gas Transmission and Storage Rate Case Slide 17 FERC Transmission Owner Rate Cases Slide 18 Gas Regulatory Proceedings Schedule Slide 19 Gas Pipeline Safety Costs Slide 20 Presiding Officers’ Penalty Decisions: Estimated Total Shareholder Impact

* 2014 2014 CPUC General Rate Case General Rate Case sets base revenue requirement for 2014-2016 Includes operating costs and capital for generation and electric and gas distribution Excludes cost of capital determination, electric transmission, gas transmission, and cost of fuel and purchased power Final decision adopted an increase of $460 million compared to the requested increase of $1.16 billion Decision in August 2014; revenues retroactive to January 1, 2014 Decision adopted attrition increases for 2015 and 2016 of $324 million and $371 million, compared to the requested increases of $436 million and $486 million, respectively The CPUC approved balancing account treatment for recovery of costs associated with gas leak survey and repair (up to a cap), major emergencies, and certain new regulatory requirements related to nuclear operations and hydroelectric relicensing. Assigned Commissioner: Florio Administrative Law Judge: Pulsifer Comments filed with CPUC Final Decision Q1 Q2 Q3 Q4 Proposed Decision

# 2015 CPUC Gas Transmission and Storage Rate Case

- **Application filed with the CPUC on December 19, 2013**
- **Request for authorized revenue requirement for 2015-2017**
  - Includes operating costs and capital for CPUC jurisdictional gas transmission and storage
- **2015 requested revenue requirement of $1.3 billion includes increase of $555 million**
  - Request reflects significant expense and capital to comply with new gas regulations
  - Requested attrition increases of $61 million and $168 million in 2016 and 2017, respectively
- **ALJ approved revenue requirement retroactive to January 1, 2015**
- **Order to Show Cause issued on September 17, 2014 after PG&E self-reported ex parte communication. Proposed Decision and Alternate PD issued October 16, 2014.**

**Assigned Commissioner:** Peterman (Commissioners Peevey and Florio have recused themselves from proceeding)

**Administrative Law Judge:** Yip-Kikugawa (case reassigned from Wong)

**2014**

**Q1**
- Prehearing conference

**Q2**
- Scoping Memo
- Retroactivity motion approved

**Q3**
- SED risk report
- Intervenor testimony
- Public participation hearings
- Self-reported ex parte communication
- Schedule suspended

**Q4**
- OSC hearing
- OSC Proposed Decision and Alternate PD
- Prehearing conference

**2015**

**Q1**

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* FERC Transmission Owner Rate Cases September 2013 – FERC accepted TO15 subject to refund Requested revenue requirement of $1.072 billion and ROE of 10.9% July 15, 2014 – Settlement filed with FERC, with a revenue requirement of $1.0396 billion and a depreciation rate of 2.56% Rates effective from October 1, 2013 through February 28, 2015 TO15 July 30, 2014 – TO16 filed with FERC Requested revenue requirement of $1.366 billion and ROE of 11.26% September 30, 2014 – TO16 was accepted and rate changes suspended until March 1, 2015 TO16

* Gas Regulatory Proceedings Schedule Recordkeeping OII I. 11-02-016 Class Location OII I. 11-11-009 Gas Pipeline OII I. 12-01-007 November September October December Gas Pipeline Safety OIR R. 11-02-019 10/30: PSEP quarterly compliance filing 2014 9/2: Presiding Officers’ Decisions 10/2: Appeals of Presiding Officers’ Decisions 10/27: Parties’ reply comments on appeals Order to Show Cause - Ex Parte A. 13-12-012 9/15: PG&E self-reports ex parte communication 10/6: PG&E self-reports additional ex parte communication 10/7: Order to Show Cause hearing 10/16: Proposed Decision and Alternate Proposed Decision 10/16: PSEP Update Proposed Decision 11/5: Comments on Proposed Decision 11/5: Comments on Proposed Decision and Alternate Proposed Decision 11/10: Reply comments on Proposed Decision 11/10: Reply comments on Proposed Decision and Alternate Proposed Decision

* Gas Pipeline Safety Costs See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. PSEP Costs: Customer Recovery ($ millions) Changes from prior quarter are noted in blue.

* Presiding Officers’ Penalty Decisions: Estimated Total Shareholder Impact (1) Refer to PG&E Corporation’s and the Utility’s 2013 Annual Report on Form 10-K and Quarterly Report for the quarter ended September 30, 2014 for additional information regarding costs incurred under the Utility’s pipeline safety enhancement plan (“PSEP”). (2) The Penalty Decision estimates that the Utility would incur at least $50 million to implement remedial measures. Actual costs could differ materially based on the scope and timing of work.  In addition, the Penalty Decision requires shareholders to reimburse interveners for legal and litigation expenses. (3) Actual and forecast costs borne by shareholders for gas pipeline safety work, 2010 and beyond, including previously disallowed PSEP costs.   (4) Estimated impact calculated based on the Utility’s statutory tax rate. See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. Changes from prior quarter are noted in blue.

* Incremental Equity Factors Equity Impacting Event Multiplier Fine paid to state General Fund (1) 100% Unrecovered expenses (2) (3) 60% Capital write-off (3) 30% Incremental Equity Factors Associated with Gas Matters (1) Applies to newly issued fines. Fines already accrued: 50% multiplier at time of payment (2) Applies to expenses in the year in which they are incurred (3) Assumes costs tax deductible Excerpt from Q1 2014 Earnings Presentation

* Appendix 2 – Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation Earnings from Operations to Consolidated slide 23 Income Available for Common Shareholders in Accordance with GAAP Exhibit B: Key Drivers of PG&E Corporation Earnings per Common Share from Operations slide 24 Exhibit C: Operational Performance Metrics slide 25-26 Exhibit D: Sales and Sources Summary slide 27 Exhibit E: PG&E Corporation Earnings Per Share Guidance slide 28 Exhibit F: General Earnings Sensitivities slide 29 Exhibit G: Summary of Selected Regulatory Cases slide 30-35

* Exhibit A: Reconciliation of PG&E Corporation Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) Third Quarter and Year to Date (“YTD”), 2014 vs. 2013 (in millions, except per share amounts) “Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below. Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP. The Utility incurred net costs of $22 million and $159 million pre-tax, during the three and nine months ended September 30, 2014, respectively, in connection with natural gas matters. These amounts included pipeline-related costs to perform work under the Utility’s pipeline safety enhancement plan (“PSEP”) and other activities associated with safety improvements to the Utility’s natural gas system, as well as legal and other costs. These costs were partially offset by insurance recoveries. There were no additional charges recorded for these periods related to fines for natural gas matters or third party liability claims. The Utility recorded a credit of $7 million, pre-tax, during the three and nine months ended September 30, 2014, respectively. After the State of California established a final drinking water standard for hexavalent chromium that became effective on July 1, 2014, the Utility discontinued its whole house water replacement program associated with remediation at the Utility’s natural gas compressor station located near Hinkley, California. Accordingly, the Utility reduced its accrual related to the whole house water program by $7 million in the third quarter of 2014. Guidance does not include potential environmental-related costs that the Utility could incur if the final order for remediation at Hinkley is more onerous than the Utility’s proposal.

* Exhibit B: Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations Third Quarter and YTD, 2014 vs. 2013 ($/Share, Diluted) See Exhibit A for a reconciliation of EPS from Operations to EPS on a GAAP basis. In 2013, the Utility incurred approximately $200 million of expense and $1 billion of capital costs above authorized levels. The 2014 GRC decision authorized revenues that support this higher level of spending in 2014 and throughout the GRC period. The amounts in the table represent the higher authorized revenue recognized during the three and nine months ended September 30, 2014, for the recovery of these expenses and costs. Represents the timing of taxes reportable in quarterly financial statements, nuclear refueling, and other expenses. Represents the favorable impact of recent IRS guidance and other forecast changes on the flow-through ratemaking treatment as authorized in the 2014 GRC for federal tax deductions resulting from temporary differences attributable to repairs and certain other property-related costs. Items included in Miscellaneous in previous quarters.

* Exhibit C: Operational Performance Metrics It is possible to meet end-of-year (EOY) target while missing year-to-date (YTD) target, as some metrics have YTD targets that vary from EOY targets. The 2014 target for earnings from operations is not publicly reported. See following page for definitions of the operational performance metrics. Third Quarter and YTD, 2014 vs. 2013

* Definitions of 2014 Operational Performance Metrics from Exhibit C Safety Public and employee safety are measured in four areas: (1) Nuclear Operations Safety, (2) Gas Operations Safety, (3) Electric Operations Safety, and (4) Employee Safety. The safety of the Utility’s nuclear power operations, Unit 1 and Unit 2, is an index comprised of 12 performance indicators for nuclear power generation that are regularly benchmarked against other nuclear power generators. The safety of the Utility’s natural gas operations is represented by (a) the number of third party “dig-ins” (i.e., damage resulting in repair or replacement of underground facility) to Utility gas assets per 1,000 Underground Service Alert tickets; and (b) the timeliness (measured in minutes) of on-site response to gas emergency service calls. The safety of the Utility’s electric operations is represented by (a) the percentage improvement in the number of wire down events with resulting sustained unplanned outages compared to the same report period of the previous year, and (b) the percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential PG&E electric hazard. The safety of the Utility’s employees is represented by (a) the number of lost workday cases incurred per 200,000 hours worked (or for approximately every 100 employees), and (b) the number of serious preventable motor vehicle incidents that the driver could have reasonably avoided, per one million miles driven. Customer Customer satisfaction and service reliability are measured by: The overall satisfaction (measured as a score of zero to 100) of customers with the products and services offered by the Utility, as measured through a quarterly survey performed by an independent third-party research firm. The Utility’s ability to complete planned in-line inspections and pipeline retrofit projects, measured by two equally weighted components of (a) In-Line Inspections and (b) In-Line Upgrades. The timeliness (measured in days) of gas asset information being entered into the Utility’s gas mapping system after a gas project is completed. The efficient completion of certain committed work for gas operations-related programs. The index is comprised of three components related to the completion of committed work and the cost of completing the work. The total time (measured in minutes) the average customer is without electric power during a given time period. Financial Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations. It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability). Earnings from operations is not calculated in accordance with GAAP. For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Exhibit A.

* (1) Includes other sources of electric energy totaling 2,224 kWh and 841 kWh for the three months ended September 30, 2014 and 2013, respectively, and 3,497 kWh and 3,174 kWh for the nine months ended September 30, 2014 and 2013, respectively. Exhibit D: Pacific Gas and Electric Company Sales and Sources Summary Third Quarter and YTD, 2014 vs. 2013 Please see the 2013 Annual Report on Form 10-K for additional information about operating statistics.

* Exhibit E: PG&E Corporation Earnings Per Share Guidance Items impacting comparability are those items that management believes do not reflect the normal course of operations. These items are excluded when calculating “earnings from operations” which is a non-GAAP measure that allows investors to compare the underlying financial performance of the business from one period to another. These items are included in calculating Consolidated Income Available for Common Shareholders in accordance with GAAP. The pre-tax range of costs for specific items included in the range of after-tax costs associated with natural gas matters is shown below. The range of $350 million to $400 million reflects pipeline-related expenses that are not recoverable through rates, including costs to perform work associated with the Utility’s Pipeline Safety Enhancement Plan (“PSEP”), costs related to the Utility’s multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way, costs related to the integrity management of transmission pipelines and other gas-related work, including some work at compressor stations, and legal and other expenses. The guidance provided does not include any potential future fines (other than those already accrued). The ultimate amount of fines imposed on the Utility that is payable to the State General Fund could be materially higher than the $200 million previously accrued for the pending CPUC investigations. The CPUC and staff also could impose additional fines or take other enforcement action with respect to the Utility’s self-reported violations (including ex parte violations), the staff’s audit findings, the Utility’s obligation to monitor and remove encroachments from pipeline rights-of-way, and the Carmel incident on March 3, 2014. The Utility’s best estimate of probable loss for third-party liability claims related to the San Bruno accident is $565 million, the cumulative charges recorded through 2013. The Utility has settled substantially all third-party liability claims. The Utility has recognized cumulative insurance recoveries of $440 million for third-party liability claims and associated legal costs. The Utility has been engaged in settlement negotiations with its insurers regarding recovery of its remaining claims and costs. The Utility recognizes insurance recoveries only when they are deemed probable under applicable accounting standards. (3) After the State of California established a final drinking water standard for hexavalent chromium that became effective on July 1, 2014, the Utility discontinued its whole house water replacement program associated with remediation at the Utility’s natural gas compressor station located near Hinkley, California. Accordingly, the Utility reduced its accrual related to the whole house water program by $7 million, pre-tax, during the three and nine months ended September 30, 2014. Guidance does not include potential environmental-related costs that the Utility could incur if the final order for remediation at Hinkley is more onerous than the Utility’s proposal. Actual financial results for 2014 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Safe Harbor Statements.

* Exhibit F: General Earnings Sensitivities PG&E Corporation and Pacific Gas and Electric Company These general earnings sensitivities on factors that may affect 2014 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Safe Harbor Statements.

* Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases

* Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases

* Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases

* Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases

* Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases

* Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases